Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectuses and “Independent registered public accounting firm,” “Arrangements to disclose portfolio holdings to service providers and fiduciaries” and “Financial statements and report of independent registered public accounting firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated August 28, 2013 relating to the financial statements of UBS Equity Long-Short Multi-Strategy Fund, UBS Global Sustainable Equity Fund, UBS U.S. Defensive Equity Fund, UBS U.S. Equity Opportunity Fund, UBS U.S. Large Cap Equity Fund, UBS U.S. Small Cap Growth Fund, UBS Core Plus Bond Fund, UBS Emerging Markets Debt Fund, UBS Fixed Income Opportunities Fund, UBS Dynamic Alpha Fund, UBS Global Allocation Fund, UBS Asset Growth Fund and UBS Multi-Asset Income Fund, each a series of The UBS Funds, in this Registration Statement (Form N-1A Nos. 33-47287 and 811-06637) of The UBS Funds.

/s/Ernst & Young LLP
ERNST & YOUNG LLP

October 28, 2013